EXHIBIT 10.1

Stone Consulting Services, Inc.
18 Ozone Avenue
Venice, CA 90291

June 3, 2008

LOAN AGREEMENT

This Loan Agreement is to memorialize the terms verbally agreed to in principle between Michael Stone, in an individual capacity (“Stone”) and Stone Consulting Services, Inc., a Delaware corporation (the “Company”).

Stone hereby agrees to loan the Company the aggregate principal amount of up to FIFTEEN THOUSAND DOLLARS ($15,000.00), which amounts may be provided to the Company in the form of any number of separate advances made from time to time, in the sole discretion of Stone, in order to cover the Company’s accounting, legal and miscellaneous expenses. The loan is made on a non-interest bearing basis and is due upon the earlier of: (i) twelve (12) months from the date hereof, or (ii) the Company’s completion of a minimum four hundred thousand ($400,000) dollar financing.

This Loan Agreement shall be effective as of the date set forth above.

STONE:	STONE CONSULTING SERVICES, INC.:

/s/ Michael F. Stone	/s/ Michael F. Stone
Michael F. Stone	Michael F. Stone
President and Chief Executive Officer